Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
The Board of Directors
Goldcorp Inc.
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Goldcorp Inc. 2005 Stock Option Plan of our reports, dated March 10, 2008, relating to the consolidated financial statements of Goldcorp Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Canadian Institute of Chartered Accountants Handbook Sections 1530 — Comprehensive Income, 3251 — Equity, 3855 — Financial Instruments — Recognition and Measurement, 3861 — Financial Instruments — Disclosure and Presentation and 3865 — Hedges, effective January 1, 2007) and the effectiveness of Goldcorp Inc.’s internal control over financial reporting which reports appear in the Annual Report on Form 40-F of Goldcorp Inc. for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Vancouver, British Columbia, Canada
May 29, 2008